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                                                                      EXHIBIT 11
                             CKE RESTAURANTS, INC.
                       CALCULATION OF EARNINGS PER SHARE
                    (In Thousands Except Per Share Amounts)

                                                        Sixteen Weeks Ended
                                                      ------------------------
                                                       May 23,         May 17,
                                                        1994            1993
                                                     ----------       ---------
PRIMARY EARNINGS PER SHARE
- - --------------------------

    Net income                                         $     656        $   158
                                                       =========        =======
    Weighted average shares outstanding:
       Common stock outstanding from
           beginning of period                            18,677         18,091

       Pro-Rata Shares:
           Exercise of stock options                          60              1
           Dilutive effect of outstanding
              stock options                                    2            210
                                                        --------       --------
                                                          18,739         18,302
                                                        ========        =======
                  Primary earnings per share            $    .04        $   .01
                                                        ========        =======


FULLY DILUTED EARNINGS PER SHARE
- - --------------------------------

    Net income                                         $     656        $   158
                                                       =========        =======
    Weighted average shares outstanding:
       Common stock outstanding from
           beginning of period                            18,677         18,091

       Pro-Rata Shares:
           Exercise of stock options                          60              1
           Dilutive effect of outstanding
              stock options                                    2            210
                                                        --------       --------
                                                          18,739         18,302
                                                        ========        =======
                  Fully diluted earnings per share      $    .04        $   .01
                                                        ========        =======





1101194.FIN
07/06/94
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